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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


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                         SHURGARD STORAGE CENTERS, INC.
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             (Exact name of registrant as specified in its charter)

               WASHINGTON                                   91-1603837
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  (State of incorporation or organization)                (I.R.S. employer
                                                         identification no.)

       1155 VALLEY STREET, SUITE 400
           SEATTLE, WASHINGTON                               98109-4426
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   (Address of principal executive offices)                  (zip code)

If this form relates to the registration of a class of securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [X]

If this form relates to the registration of a class of securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
                                   333-21273
                                 (if applicable)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:
           Title of each class                 Name of each exchange on which
           to be so registered                 each class is to be registered
           -------------------                 ------------------------------

   8.75% Series D Cumulative Redeemable           New York Stock Exchange
Preferred Stock, par value $0.001 per share

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      None
                                      ----
                                (Title of class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        The description of the Registrant's 8.75% Series D Cumulative Redeemable Preferred Stock, par value $0.001 per share, set forth under the heading "Description of Series D Preferred Stock" in the Prospectus Supplement dated February 22, 2001 and under the headings "Description of Preferred Stock" and "Restrictions on Transfers of Capital Stock; Excess Stock" in the accompanying Prospectus dated February 20, 1997, filed with the Securities and Exchange Commission pursuant to Rule 424(b) (relating to the Registrant's Registration Statement on Form S-3, Registration No. 333-21273) under the Securities Act of 1933, as amended, is incorporated herein by reference.

ITEM 2. EXHIBITS

     3.1              Articles of Incorporation of Shurgard Washington
                      Corporation.

     3.2              Designation of Rights and Preferences of Series A Junior
                      Preferred Stock.

     3.3 Designation of Rights and Preferences of Series B Cumulative Preferred Stock.

     3.4 Articles of Merger of Shurgard Washington Corporation, merging Shurgard Storage Centers, Inc. into Shurgard Washington Corporation and changing name to Shurgard Storage Centers, Inc.

     3.5 Articles of Merger of Shurgard Storage Centers, Inc., merging SSC Acquisitions, Inc. into Shurgard Storage Centers, Inc.

     3.6 Designation of Rights and Preferences of 8.70% Series C Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.3 filed with the Registrant's Current Report on Form 8-K dated December 4, 1998).

     3.7.             Restated Bylaws.

     3.8. Form of Designation of Rights and Preferences of Series D Cumulative Redeemable Preferred Stock to the Articles of Incorporation, as amended.

     4.1.             Form of Series D Preferred Stock Certificate.


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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      SHURGARD STORAGE CENTERS, INC.

                                      /s/ Harrell L. Beck
                                      ------------------------------------------
                                          Harrell L. Beck
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer

Dated:  February 23, 2001


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                                  EXHIBIT INDEX

Exhibit Number        Description

     3.1              Articles of Incorporation of Shurgard Washington
                      Corporation.

     3.2              Designation of Rights and Preferences of Series A Junior
                      Preferred Stock.

     3.3 Designation of Rights and Preferences of Series B Cumulative Preferred Stock.

     3.4 Articles of Merger of Shurgard Washington Corporation, merging Shurgard Storage Centers, Inc. into Shurgard Washington Corporation and changing name to Shurgard Storage Centers, Inc.

     3.5 Articles of Merger of Shurgard Storage Centers, Inc., merging SSC Acquisitions, Inc. into Shurgard Storage Centers, Inc.

     3.6 Designation of Rights and Preferences of 8.70% Series C Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.3 filed with the Registrant's Current Report on Form 8-K dated December 4, 1998).

     3.7              Restated Bylaws.

     3.8 Form of Designation of Rights and Preferences of Series D Cumulative Redeemable Preferred Stock to the Articles of Incorporation, as amended.

     4.1              Form of Series D Preferred Stock Certificate.